UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2011

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective on February 21, 2011, the Board of Directors of Art’s-Way Manufacturing Co., Inc. (the “Company”) adopted the Art’s-Way Manufacturing Co., Inc. Code of Ethics (“Code of Ethics”), which replaces the Company’s prior code of ethics.  The Code of Ethics applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, employees, and directors. Since the adoption of the Code of Ethics, the Company has not made any amendment to or granted any waiver thereunder.  A copy of the Code of Ethics is attached hereto as Exhibit 14.1.

A copy of the Code of Ethics may also be found on the Company’s website at http://www.artsway-mfg.com.  The Company intends to post to its website, within four business days, any amendment or waiver to a provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the Code of Ethics definition enumerated in Item 406(b) of Regulation S-K (as may be amended from time to time). Such information will remain available on the website for at least a 12-month period.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None

(b)           Pro forma financial information:  None

(c)	Shell Company Transactions: None

(d)           Exhibits:
14.1           Code of Conduct & Ethics Policy adopted on February 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2011

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie L. Majeski
Carrie L. Majeski
President, Chief Executive Officer and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

ART’S-WAY MANUFACTURING CO., INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 21, 2011	000-05131

Exhibit No.	ITEM

14.1	Code of Conduct & Ethics Policy adopted on February 21, 2011